UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2018

KINDER MORGAN CANADA LIMITED

(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation)	000-55864 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

Suite 2700, 300 — 5th Avenue S.W.

Calgary, Alberta T2P 5J2

(Address of principal executive offices, including zip code)

(403) 514-6780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On January 23, 2018, two subsidiaries of Kinder Morgan Canada Limited (“KML”), Kinder Morgan Cochin ULC (“Cochin”) and Trans Mountain Pipeline ULC (“Trans Mountain ULC” and, together with Cochin, the “Borrowers”), entered into a first amending agreement (the “First Amending Agreement”) to the Credit Agreement, dated June 16, 2017, filed as Exhibit 10.1 to Kinder Morgan, Inc.’s Form 8-K/A, filed August 25, 2017 (the “Credit Agreement”), by and among the Borrowers and the lenders party thereto.

The First Amending Agreement was entered into to provide, among other things, additional funding certainty with respect to the $4.0 billion revolving construction facility, the $1.0 billion revolving contingent facility and the $500 million revolving working capital facility, as well as extension of the cure period for any potential default which relates to the development, construction and completion of the Trans Mountain expansion project.

The foregoing description of the First Amending Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amending Agreement, which is filed as exhibit 10.1 to this report.

Item 9.01              Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amending Agreement, dated January 23, 2017, to Credit Agreement, dated June 16, 2017, among Kinder Morgan Cochin ULC and Trans Mountain Pipeline ULC and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN CANADA LIMITED

By:	/s/ Dax A. Sanders
Name:	Dax A. Sanders
Title:	Chief Financial Officer

Date: January 23, 2018